As filed with the Securities and Exchange Commission on October 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Microvast Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-2530757 (I.R.S. Employer Identification No.)
12603 Southwest Freeway, Suite 210
Stafford, Texas (Address of Principal Executive Offices)	77477 (Zip Code)

Microvast Holdings, Inc. 2021 Equity Inventive Plan
(Full title of the plan)

Yanzhuan Zheng

Chief Financial Officer

12603 Southwest Freeway, Suite 210

Stafford, Texas 77477

(281) 491-9505

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John J. Cannon III, Esq.
Shearman & Sterling LLP
599 Lexington Ave.
New York, New York 10022
(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share, under the Mircovast Holdings, Inc. 2021 Equity Incentive Plan	76,956,754(2)	$10.37(5)	$798,041,538.98	$87,066.33
Common Stock, par value $0.0001 per share, underlying stock option awards outstanding under the Microvast Holdings, Inc. 2021 Equity Incentive Plan	33,647,927(3)	$6.19(6)	$208,280,668.13	$22,723.42
Common Stock, par value $0.0001 per share, underlying restricted stock unit and performance stock unit awards granted to Selling Securityholders	3,487,776(4)	$10.37(5)	$36,168,237.12	$3,945.95
Total	114,092,457	—	$1,042,490,444.23	$113,735.71

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement” shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Microvast Holdings, Inc. (the “Registrant”) that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction that results in an increase in the number of outstanding shares of Common Stock. In addition, this Registration Statement registers the resale of shares of Common Stock by certain Selling Securityholders (as defined in the Reoffer Prospectus) identified in the Reoffer Prospectus included in and filed with this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act.
(2)	Represents (a) 20,083,488 shares of Common Stock available for future issuance under the Registrant’s 2021 Equity Incentive Plan (the “Plan”) and (b) 56,873,266 shares of Common Stock subject to outstanding awards granted under the Plan that may be forfeited, canceled, repurchased by the Registrant or are otherwise terminated, which, pursuant to the terms of the Plan, will become available for future issuance under the Plan.
(3)	Represents 33,647,927 shares of Common Stock issuable upon the exercise of outstanding stock options granted under the Plan as of the date of this Registration Statement.
(4)	Represents the resale of shares of Commons Stock underlying outstanding awards granted to the Selling Securityholders (as defined in the Reoffer Prospectus).
(5)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for purposes of calculating the registration fee on the basis of $10.37 per share, the average of the high and low prices of the Registrant’s common stock on September 24, 2021 as reported on the Nasdaq Capital Market.
(6)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $6.19 per share (rounded to the nearest cent) of outstanding stock options granted under the 2021 Plan.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) of the Registrant includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Common Stock that may be deemed to be “restricted securities” or “control securities” under the Securities Act and the rules and regulations promulgated thereunder that were issued to the selling securityholders identified in the Reoffer Prospectus (the “Selling Securityholders”). The shares of Common Stock included in the Reoffer Prospectus were issued to the Selling Securityholders in respect of awards that were issued to the Selling Securityholders as employees or directors of Microvast, Inc., a Delaware corporation (“Microvast”), prior to the business combination of Tuscan Holdings Corp., a Delaware corporation, Microvast and TSCN Merger Sub Inc., a Delaware corporation (as described in the Reoffer Prospectus). The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

6,399,890 Shares of Common Stock

This reoffer prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 6,399,890 shares of the Common Stock, par value $0.0001 per share (the “Common Stock”), of Microvast Holdings, Inc. (unless otherwise indicated or the context otherwise requires, the “Company,” “we,” “our” or “us”), a Delaware corporation. This prospectus covers 6,399,890 shares of Common Stock issued to each Selling Securityholder under an option, restricted stock unit or performance stock unit award agreement, as applicable, between the Company and the Selling Securityholder. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. Certain of the Selling Securityholders are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Upon vesting of the shares offered hereby pursuant to the terms of the award agreements, and upon expiration of the lock-up agreements described herein, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares for sale. The Selling Securityholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 12 for more information about how the Selling Securityholders may sell or dispose of the shares of Common Stock covered by this prospectus.

The shares of Common Stock that have been or will be issued pursuant to option, restricted stock unit or performance stock unit awards granted to the Selling Securityholders will be “restricted securities” or “control securities” under the Securities Act before their sale under this prospectus. This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “MVST.” On September 30, 2021, the closing price of our Common Stock was $8.22 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 5 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2021.

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	3
RISK FACTORS	5
DETERMINATION OF OFFERING PRICE	6
USE OF PROCEEDS	7
SELLING SECURITYHOLDERS	8
PLAN OF DISTRIBUTION	12
LEGAL MATTERS	13
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	13

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements relating to our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	a delay or failure to realize the expected benefits from the Business Combination;
•	risks related to disruption of management time from ongoing business operations due to the Business Combination;
•	the impact of the ongoing coronavirus (COVID-19) pandemic;
•	changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes;
•	changes in the markets that we target;
•	risk that we may not be able to execute our growth strategies or achieve profitability;
•	the risk that we are unable to secure or protect our intellectual property;
•	the risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner;
•	the risk that our customers will adjust, cancel or suspend their orders for our products;
•	the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all;
•	the risk of product liability or regulatory lawsuits or proceedings relating to our products or services;
•	the risk that we may not be able to develop and maintain effective internal controls;
•	the outcome of any legal proceedings that may be instituted against us or any of our directors or officers;
•	risks of operations in the People’s Republic of China (“PRC”);
•	the failure to realize anticipated pro forma results and underlying assumptions.; and
•	other factors detailed under the section entitled “Risk Factors” in our Registration Statement on Form S-1/A, as filed with the SEC on September 24, 2021 (File No. 333-258978), our Definitive Proxy Statement on Schedule 14A relating to the Business Combination (as defined herein), filed with the SEC on July 6, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, each of which are incorporated herein by reference.

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These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, including the documents incorporated by reference herein. Potential investors should read the entire prospectus carefully, including the risks of purchasing our common stock discussed in “Risk Factors.”

The Company

Microvast Holdings, Inc. is a Delaware corporation that is a holding company. As a holding company with no material operations of our own, our operations are conducted through our subsidiaries, including subsidiaries based in China. Although we are in the process of diversifying the geographic concentration of our operations, including by developing manufacturing facilities in Europe and the United States, a large majority of our facilities are currently located in the PRC. All securities being offered pursuant to this prospectus are securities of the Delaware holding company, and accordingly no investor will acquire a direct interest in any of the equity securities of our subsidiaries.

We are a technology innovator for lithium ion batteries. We design, develop and manufacture battery systems for electric vehicles and energy storage systems that feature ultra-fast charging capabilities, long life and superior safety. Our vision is to solve the key constraints in electric vehicle development and in high-performance energy storage applications. We believe the ultra-fast charging capabilities of our battery systems make charging electric vehicles as convenient as fueling conventional vehicles. We believe that the long battery life of our battery systems also reduces the total cost of ownership of electric vehicles and energy storage applications.

Background

Microvast Holdings, Inc., a Delaware Corporation (the “Company”), was originally known as Tuscan Holdings Corp. (“Tuscan”), which was incorporated on April 25, 2016 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses and which completed its initial public offering on March 7, 2019. Tuscan was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it had no operations and nominal assets consisting almost entirely of cash. On July 23, 2021 (the “Closing Date”) Tuscan consummated the business combination (the “Business Combination”) pursuant to which TSCN Merger Sub, a wholly owned subsidiary of Tuscan formed solely for the purpose of effectuating the Business Combination, merged with and into Microvast, with Microvast surviving the merger as a direct wholly-owned subsidiary of Tuscan. In connection with the consummation of the Business Combination (the “Closing”), we changed our name to “Microvast Holdings, Inc.” At the Closing, the issued and outstanding shares of Microvast’s common stock and preferred stock, each option to purchase Mircrovast’s common stock and each restricted stock unit were exchanged for shares of the Company’s Common Stock. Similarly, all of Tuscan’s outstanding warrants became warrants to acquire shares of the Company’s Common Stock on the same terms as Tuscan’s warrants.

Our Common Stock is currently listed on Nasdaq under the symbol “MVST”.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this prospectus, of up to 6,399,890 shares of our Common Stock, issued to each Selling Securityholder under an option, restricted stock unit or performance stock unit award agreement, as applicable, between the Company and the Selling Securityholder. Upon vesting of the shares offered hereby pursuant to the terms of the award agreements, and upon expiration of the lock-up agreements described herein, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Securityholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholders will be borne by them.

Risk Factors

Our business is subject to numerous risks and uncertainties that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business, including those described under “Risk Factors” in our Registration Statement on Form S-1/A, as filed with the SEC on September 24, 2021 (File No. 333-258978), our Definitive Proxy Statement on Schedule 14A relating to the Business Combination and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Corporate Information

We were incorporated on April 25, 2016 as a Delaware corporation under the name “Tuscan Holdings Corp.” and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On July 23, 2021, in connection with the consummation of the Business Combination, we changed our name to “Microvast Holdings, Inc.” Our principal executive offices are located at 12603 Southwest Freeway, Suite 210, Stafford, Texas 77477, and our telephone number is (281) 491-9505. Our website is https://microvast.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Registration Statement on Form S-1/A, as filed with the SEC on September 24, 2021 (File No. 333-258978), our Definitive Proxy Statement on Schedule 14A relating to the Business Combination and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, together with all of the other information appearing in or incorporated by reference into this prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

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DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

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USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the Selling Securityholders named in this prospectus. All proceeds from the sales of the Common Stock will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Common Stock by the Selling Securityholders.

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SELLING SECURITYHOLDERS

The following table sets forth information with respect to the Selling Securityholders and the shares of our Common Stock beneficially owned by the Selling Securityholders as of September 24, 2021 and the percentage of beneficial ownership is calculated based on 300,516,237 shares outstanding as of such date. The Selling Securityholders may offer all, some or none of the shares of Common Stock covered by this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Securityholders upon termination of this offering because the Selling Securityholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such shares of Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Name and Title of Selling Securityholder(1)	Common Stock Beneficially Owned Prior to the Resale	Common Stock Offered for Resale	% of Common Stock Beneficially Owned After Completion of the Resale(2)
Yang Wu(3) Chief Executive Officer, Chairman of the Board, Director	85,081,624	44,671	28.30%
Yanzhuan Zheng(4) Chief Financial Officer, Director	3,561,969	3,248,960	*
Stanley Whittingham(5) Director	17,539	17,539	*
Arthur Wong(6) Director	13,758	13,758	*
Craig Webster(7) Director	15,077	15,077	*
Stephen Vogel(8) Director	6,112,188	18,650	2.02%
Ying Wei(9) Director	17,333	17,333	*
Shane Smith(10) Chief Operating Officer	813,682	813,682	*
Wenjuan Mattis(11) Chief Technology Officer	1,280,919	1,082,504	*
Sascha Rene Kelterborn(12) Chief Revenue Officer, Director, Microvast EMEA	386,215	386,215	*
Shengxian Wu(13) Chief Executive Officer, Microvast China	427,466	427,466	*
Lu Gao(13) Chief Accounting Officer	293,883	293,883	*
Sarah Alexander(14) General Counsel	21,152	20,152	*

*Less than one percent.

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(1)	Unless otherwise indicated, the business address of each of the individuals listed is c/o Microvast Holdings, Inc., 12603 Southwest Freeway, Suite 210, Stafford, Texas 77477.
(2)	The post-Closing percentage of beneficial ownership is calculated based on 300,516,237 shares of Common Stock outstanding immediately after the consummation of the Business Combination. The denominator used for any stockholder who owns warrants includes such number of shares of common stock issuable upon the exercise of such warrants. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(3)	Includes 85,036,953 shares of Common Stock which are not offered hereby and 44,671 shares of Common Stock underlying restricted stock unit and performance stock unit awards.
(4)	Includes 313,009 shares of Common Stock which are not offered hereby, 2,874,927 shares of Common Stock underlying restricted stock unit and performance stock unit awards and 374,033 shares of Common Stock underlying stock option awards.
(5)	Includes 17,539 shares of Common Stock underlying restricted stock unit awards.
(6)	Includes 13,758 shares of Common Stock underlying restricted stock unit awards.
(7)	Includes 15,077 shares of Common Stock underlying restricted stock unit awards.
(8)	Includes 6,093,538 shares of Common Stock which are not offered hereby, of which 5,795,332 shares of Common Stock are held by Tuscan Holdings Acquisition LLC, an entity controlled by Stephen Vogel and 298,206 shares of Common Stock are held by Stephen Vogel. The number of shares held includes 541,012 shares of Common Stock underlying private warrants. Mr. Vogel disclaims beneficial ownership of the reported shares held by Tuscan Holdings Acquisition LLC other than to the extent of his ultimate pecuniary interest therein. Additionally, includes 18,650 shares of Common Stock underlying restricted stock unit awards held by Mr. Vogel.
(9)	Includes 17,333 shares of Common Stock underlying restricted stock unit awards.
(10)	Includes 12,182 shares of Common Stock underlying restricted stock unit and performance stock unit awards and 801,500 shares of Common Stock underlying stock option awards.
(11)	Includes 198,415 shares of Common Stock which are not offered hereby, 441,305 shares of Common Stock underlying restricted stock unit and performance stock unit awards and 641,199 shares of Common Stock underlying stock option awards.
(12)	Includes 12,182 shares of Common Stock underlying restricted stock unit and performance stock unit awards and 374,033 shares of Common Stock underlying stock option awards.
(13)	Represents shares of Common Stock underlying stock option awards.
(14)	Includes 1,000 shares of Common Stock which are not offered hereby and 20,152 shares of Common Stock underlying restricted stock unit and performance stock unit awards.

Listing of Common Stock

Our Common Stock is currently listed on Nasdaq under the symbol “MVST”.

Other Material Relationships with the Selling Securityholders

Employment Relationships

Each of Messrs. Wu, Zheng and Kelterborn and Dr. Mattis entered into an employment agreement with us in connection with the Business Combination. Each of the Selling Securityholders is a director or employee of the Company and provides services to the Company commensurate with his or her role.

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Indemnity Agreements

On the Closing Date of the Business Combination, we entered into indemnity agreements with Yang Wu, Yanzhuan Zheng, Craig Webster, Wei Ying, Stanley Whittingham, Arthur Wong and Stephen Vogel, each of whom became a director following the Business Combination, and Wenjuan Mattis, Ph.D., Shane Smith, Shengxian Wu, Ph.D. and Sascha Rene Kelterborn each of whom became executive officers of the Company following the Business Combination. Each indemnity agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Stockholders Agreement

At the Closing, the Company, Mr. Yang Wu and Tuscan Holdings Acquisition LLC, a Delaware limited liability company (the “Sponsor”), entered into a Stockholders Agreement (the “Stockholders Agreement”), which provides that immediately following the Closing, the board of directors of the Company (the “board”) shall consist of: (i) Mr. Yang Wu, who is the initial Chairman of the board (who is also the Chief Executive Officer of the Company); (ii) Yanzhuan Zheng (who is also the Chief Financial Officer of the Company); (iii) Stanley Whittingham; (iv) Arthur Wong; (v) Craig Webster; (vi) Stephen Vogel; and (vii) Wei Ying. The Stockholders Agreement also provides that immediately following the Closing, the Company’s amended and restated certificate of incorporation (the “Charter”) shall provide that (a) the number of directors which shall constitute the board shall be fixed by and in the manner provided in the bylaws of the Company, except that any increase or decrease in the number of directors shall require the affirmative vote of the Wu Directors (as defined below), and (b) the board shall be divided into three classes designated Class I, Class II and Class III, as follows:

(i)     The Class I Directors shall be Stephen Vogel and Wei Ying, each of whom shall initially serve for a term expiring at the first annual meeting of stockholders;

(ii)    The Class II Directors shall be Stanley Whittingham and Arthur Wong, each of whom shall initially serve for a term expiring at the second annual meeting of stockholders; and

(iii)   The Class III Directors shall be Yang Wu, Yanzhuan Zheng and Craig Webster, each of whom shall initially serve for a term expiring at the third annual meeting of stockholders.

Yang Wu shall have the right, but not the obligation, to nominate for election to the board at every meeting of the stockholders of the Company at which directors are elected a number of individuals (rounded up to the nearest whole number) equal to (a) the total number of directors, multiplied by (b) the quotient obtained by dividing the shares of common stock beneficially owned by Yang Wu by the total number of outstanding shares of common stock (each, a “Wu Director”) less the number of Wu Directors then serving on the board and whose terms in office are not expiring at such meeting. Yang Wu, Yanzhuan Zheng, Stanley Whittingham and Arthur Wong were nominated by Yang Wu as the initial Wu Directors.

So long as the Sponsor beneficially owns at least 5,481,441 shares of common stock, the Sponsor shall have the right, but not the obligation, to nominate for election to the board at every meeting of the stockholders of the Company at which directors are elected, one individual (the “Sponsor Director”) less the number of Sponsor Directors then serving on the board and whose terms in office are not expiring at such meeting. Stephen Vogel was nominated by the Sponsor as the initial Sponsor Director.

Lock-Up Agreements

The Sponsor and related parties entered into an amendment to the Escrow Agreement between Tuscan, Continental Stock Transfer & Trust Company and the Sponsor Group pursuant to which the 5,750,000 shares (the “Founder Shares”) of the Company’s common stock purchased by the Sponsor in November 2018 are being held post-Closing. Pursuant to the amended Escrow Agreement:

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•        The 5,062,500 shares of common stock held by Sponsor (“Sponsor Upfront Escrow Shares”) and all of the shares of common stock held by each of Stefan M. Selig, Richard O. Rieger and Amy Butte (together with the Sponsor, the “Founders”) (the “Founder Upfront Escrow Shares”) shall be held until (i) with respect to 3,375,000 Sponsor Upfront Escrow Shares and 45,000 Founder Upfront Escrow Shares, the earlier of (A) one year following the date of the Closing (the “Anniversary Release Date”) and (B) the date on which the last sale price of the common stock equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period following the Closing, and (ii) with respect to the remaining Sponsor Upfront Escrow Shares and Founder Upfront Escrow Shares, the Anniversary Release Date.

•        The Escrow Agent shall hold the 50% of the 1,687,500 shares of common stock held by Sponsor (the “Sponsor Earn-Out Escrow Shares”) until the later of (A) the Anniversary Release Date and (B) the date on which the last sale price of the common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period following the Closing (the “First Earn-Out Target”).

•        The Escrow Agent shall hold the other 50% of the Sponsor Earn-Out Escrow Shares until the later of (A) the Anniversary Release Date and (B) the date on which the last sale price of the common stock equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period following the Closing (the “Second Earn-Out Target”).

In the event that neither the First Earn-Out Target Release Notice nor the Second Earn-Out Target Release Notice is delivered on or prior to the fifth anniversary of the Closing, then the Escrow Agent shall release all the Sponsor Earn-Out Escrow Shares to the Company for cancellation for no consideration. In the event that the Second Earn-Out Target Release Notice is not delivered (and the First Earn-Out Target Release Notice has been delivered) on or prior to the fifth anniversary of the Closing, then the Escrow Agent shall release 50% of the Sponsor Earn-Out Escrow Shares to the Company for cancellation for no consideration.

At the Closing, the Company entered into a Registration Rights and Lock-Up Agreement (the “Registration Rights and Lockup Agreement”) with stockholders of Microvast prior to the consummation of the Business Combination, the affiliates of certain former investors in our subsidiary Microvast Power System (Houzhou) Co. Ltd., the Sponsor and certain officers and directors of the Company. Subject to certain exceptions, the Registration Rights and Lock-Up Agreement provides (1) Yang Wu will be subject to a lock-up of one year post-Closing with respect to 25% of his shares of common stock and a lock-up of two years for the remaining 75% of his shares of common stock, provided that, with respect to the 25% of his shares subject to the one-year lock-up, he can sell those shares if the shares trade at $15.00 or above for 20 days in any 30-day period, (2) the Microvast equity holders other than Yang Wu are subject to a six-month lock-up post-Closing, and (3) with respect to the shares of common stock owned by the Sponsor, certain officers and officers of the Company and their affiliates (collectively, the “Sponsor Group”) (a) 50% of such shares are subject to a one-year lock-up post-Closing unless the shares trade at $12.50 or above for any 20 trading days within a 30-trading day period and (b) the remaining 50% of such shares are subject to a two-year lock-up post-Closing.

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PLAN OF DISTRIBUTION

The shares of Common Stock covered by this reoffer prospectus are being registered by the Company for the account of the Selling Securityholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on Nasdaq or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Securityholders will sell all or a portion of the Common Stock offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Common Stock and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the shares of Common Stock which are being offered under the Registration Statement of which this prospectus forms a part will be passed upon for us by Shearman & Sterling LLP.

EXPERTS

The financial statements of Tuscan Holdings Corp. as of December 31, 2019 and 2020 and for the fiscal years ended December 31, 2019 and 2020 incorporated by reference in this prospectus by reference to the Company's Current Report on Form 8-K filed with the SEC on July 28, 2021, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

The financial statements and the related financial statement schedule of Microvast, Inc. as of December 31, 2019 and 2020 and for the three years ended December 31, 2020 incorporated in this prospectus by reference to the Company's Current Report on Form 8-K dated July 28, 2021 have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of the registration statement but does not contain all of the information included in the registration statement or the exhibits. Our filings with the SEC are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an Internet website at https://microvast.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information with the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
•	Our Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2021;
•	all other reports filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the current report referred to in the first bullet above; provided, however, that the foregoing shall not include the incorporation by reference of any information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K; and
•	the description of our Common Stock contained in our Registration Statement on Form S-1/A, as filed with the SEC on September 24, 2021 (File No. 333-258978), including any amendment or report filed for the purpose of updating such description.

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In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information deemed to have been furnished and not filed shall not be deemed to be incorporated by reference in this Registration Statement.

For purposes of this prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Microvast Holdings, Inc.
12603 Southwest Freeway, Suite 210
Stafford, Texas 77477
(281) 491-9505

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6,399,890 Shares of Class A Common Stock

REOFFER PROSPECTUS

October 1, 2021

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated as of their respective dates in this Registration Statement by reference:

(a)       the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on June 1, 2021;

(b)       the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on June 2, 2021, and for the quarter ended June 30, 2021, as filed with the SEC on August 17, 2021;

(c)       the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1/A, as filed with the SEC on September 24, 2021 (File No. 333-258978), including any amendment or report filed for the purpose of updating such description; and

(d)       all other reports filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the current report referred to in the first bullet above; provided, however, that the foregoing shall not include the incorporation by reference of any information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information deemed to have been furnished and not filed shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

The Registrant’s Certificate of Incorporation provides that its officers and directors are indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Registrant’s Certificate of Incorporation provides that its directors will not be personally liable for monetary damages to the Registrant or its stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

The Registrant’s Bylaws permit it to secure insurance on behalf of any officer, director, employee or agent of the Registrant for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Registrant has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Registrant against its obligations to indemnify its officers and directors. In addition, the Registrant has entered into indemnification agreements with each of its officers and directors. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

The shares being reoffered and resold pursuant to the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering or pursuant to a written compensatory benefit plan.

Item 8.	Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Microvast Holdings, Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 28, 2021).
3.2	Amended and Restated Bylaws of Microvast Holdings, Inc. (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 28, 2021).
4.1	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 28, 2021).
5.1	Opinion of Shearman & Sterling LLP.
23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP.
23.3	Consent of Marcum, LLP.
24.1	Power of Attorney (included on signature page to this Registration Statement).
99.1	Microvast Holdings, Inc. 2021 Equity Incentive Plan

Item 9.	Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stafford, State of Texas, on October 1st, 2021.

MICROVAST HOLDINGS, INC.

By:	/s/ Yanzhuan Zheng
Name: Yanzhuan Zheng
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Yanzhuan Zheng and Sarah Alexander, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, amendments to this Registration Statement may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date
/s/ Yang Wu	Chief Executive Officer and Director	October 1, 2021
Yang Wu	(Principal Executive Officer)

/s/ Yanzhuan Zheng	Chief Financial Officer and Director	October 1, 2021
Yanzhuan Zheng	(Principal Financial and Accounting Officer)

/s/ Craig Webster	Director	October 1, 2021
Craig Webster

/s/ Arthur Wong	Director	October 1, 2021
Arthur Wong

/s/ Stanley Whittingham	Director	October 1, 2021
Stanley Whittingham

/s/ Stephen Vogel	Director	October 1, 2021
Stephen Vogel

/s/ Wei Ying	Director	October 1, 2021
Wei Ying